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                               WOLFE, WOLFE & RYD
                            ATTORNEYS AND COUNSELLORS
                      120 SOUTH RIVERSIDE PLAZA - SUITE 430
HOWARD O. WOLFE              CHICAGO, ILLINOIS 60606             TELEPHONE
KERRY B. WOLFE                                                   (312) 454-6100
STEPHEN E. RYD                                                   TELECOPIER
WILLIAM B. LEVY                                                  (312) 454-0810


                             September 12, 1996

Sullivan Dental Products, Inc.
10920 West Lincoln Avenue
West Allis, Wisconsin  53227
                             Re:  Sullivan Dental Products, Inc.
                                  Registration Statement on Form S-4
Gentlemen:

We refer to the Registration Statement on Form S-4 (the "Registration Statement"), filed by Sullivan Dental Products, Inc., a Wisconsin corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 1,000,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares").

We have examined the Articles of Incorporation of the Company, its By-Laws, as amended, minutes of meetings of shareholders and directors, stock records, and such corporate and other records and documents as we considered necessary for the purpose of rendering this opinion.

On the basis of the foregoing, it is our opinion that the Shares, upon the issuance thereof as described in the Registration Statement will be, validly issued, fully paid and non assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Opinions" in the Prospectus constituting part of the Registration Statement; provided, however, that by so consenting we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                             Very truly yours,

                             WOLFE, WOLFE & RYD


                             By   /s/   Stephen E. Ryd
                                  ------------------------------
                                  Stephen E. Ryd

                                     EXHIBIT 5.1